UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2017

TIME WARNER INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On December 22, 2017, Time Warner Inc. (“Time Warner”) completed the early settlement of the previously announced cash tender offers (the “Offers”) to purchase the outstanding debt securities of Time Warner and Historic TW Inc. (“HTW”, including in its capacity as successor by merger to Time Warner Companies, Inc. (“TWCI”)) set forth in the column entitled “Debentures” in the table below (collectively, the “Debentures” and, each a “Series” of Debentures) for an aggregate purchase price (including principal and premium, but excluding accrued interest) of $4.5 billion.

Debentures	CUSIP Number/ Common Code	Principal Amount Accepted for Purchase	Principal Amount Outstanding After Tender Offer

9.150% Debentures due 2023	887315AM1	$320,476,000	$281,861,000
7.570% Debentures due 2024	887315BH1	$313,806,000	$136,194,000
6.850% Debentures due 2026	887315BB4	$6,705,000	$21,776,000
6.950% Debentures due 2028	887315BM0	$329,979,000	$170,021,000
6.625% Debentures due 2029	887315BN8	$267,787,000	$402,359,000
7.625% Debentures due 2031	00184AAC9	$375,808,000	$496,553,000
7.700% Debentures due 2032	00184AAG0	$522,057,000	$407,478,000
8.300% Discount Debentures due 2036	887315AZ2	$41,587,000	$158,413,000
6.500% Debentures due 2036	887317AD7	$135,617,000	$392,341,000
6.200% Debentures due 2040	887317AE5	$243,134,000	$356,866,000
6.100% Debentures due 2040	887317AH8	$539,017,000	$460,983,000
6.250% Debentures due 2041	887317AL9	$404,562,000	$595,438,000

The Offers will expire at 11:59 P.M., New York City time, on January 2, 2018 (the “Expiration Date”).  Time Warner will purchase any remaining Debentures that have been validly tendered (with consents delivered, if applicable) at or prior to the Expiration Date on the final settlement date, which is expected to occur on January 3, 2018, subject to certain terms and conditions, including an aggregate purchase price for the Debentures subject to the Offers (including principal and premium, but excluding accrued interest) of no more than $6.0 billion.

In conjunction with the Offers, Time Warner solicited consents from the holders of certain Series of Debentures to amend certain provisions of the indentures governing such Series of Debentures (the “Proposed Amendments”). As of December 22, 2017, the requisite consents to effect the Proposed Amendments with respect to certain Series of Debentures, as described in the Offer to Purchase and Consent Solicitation Statement dated December 4, 2017 (the “Requisite Consents”), were received. Accordingly, on December 22, 2017, Time Warner, HTW (including in its capacity as successor by merger to TWCI), Historic AOL LLC, a Delaware limited liability company (“AOL”), Turner Broadcasting System, Inc., a Georgia corporation (“TBS”), and Home Box Office, Inc., a Delaware corporation (“HBO”), and The Bank of New York Mellon, as trustee, executed and delivered the Twelfth Supplemental Indenture (the “Twelfth Supplemental Indenture”) to the Indenture, dated as of January 15, 1993, among HTW (in its capacity as successor to TWCI), as issuer, Time Warner, AOL, TBS, HBO and The Bank of New York Mellon, as trustee (as amended or supplemented prior to the Twelfth Supplemental Indenture, the “1993 Indenture”).

The Twelfth Supplemental Indenture, which modified only the terms of the 9.150% Debentures due 2023, the 7.570% Debentures due 2024 and the 6.950% Debentures due 2028,

(a)                 deleted from the 1993 Indenture:

(i)            Section 501, “Events of Default” (subsections (3), (4), (5), and (8) thereof);

(ii)           Section 704, “Reports by Company”;

(iii)           Section 801, “Company may Consolidate, etc. only on Certain Terms”;

(iv)          Section 1006, “Limitation on Liens”; and

(v)           Section 1007, “Limitation on Senior Debt”;

(b)	modified Section 802 by deleting “in accordance with Section 801”;

(c)
modified Section 1004 by restating such Section in its entirety as follows: “The Company shall comply with Section 314(a)(4) of the Trust Indenture Act if required to do so pursuant to the Trust Indenture Act.”; and

(d)	provided that any and all guarantees under the 1993 Indenture may be released at any time at HTW’s discretion.

The Twelfth Supplemental Indenture became effective on December 22, 2017. A copy of the Twelfth Supplemental Indenture is attached hereto as Exhibit 4.1. The foregoing description of the Twelfth Supplemental Indenture set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Twelfth Supplemental Indenture, which is incorporated by reference in this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To fund the purchase of Debentures pursuant to the Offers described in Item 1.01, Time Warner borrowed $2.0 billion under its Term Facility (as defined below) on December 18, 2017 and funded the remaining portion of the $4.5 billion purchase price of Debentures tendered and accepted for purchase on December 22, 2017 pursuant to the Offers by borrowing under its Amended and Restated Credit Agreement dated as of January 19, 2011, among Time Warner, Time Warner International Finance Limited, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent (as amended or otherwise modified from time to time, the “Revolving Credit Agreement”), issuing unsecured commercial paper notes under its commercial paper program and using cash on hand.

On December 4, 2017, Time Warner entered into a new $2.0 billion senior unsecured delayed draw term loan facility (the “Term Facility”) pursuant to a Credit Agreement, dated as of December 4, 2017 (the “Term Credit Agreement”), among Time Warner, as borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent.

Borrowings under the Term Facility in an aggregate principal amount of up to $2.0 billion may be made during an availability period that will terminate on December 29, 2017. The Term Facility will mature on the date that is eight months following the date of the initial borrowing thereunder, and Time Warner may, at its option, elect to extend the maturity date of the Term Facility by up to four months, subject to the satisfaction of customary conditions precedent.  Borrowings under the Term Facility bear interest at a rate based on the debt rating for Time Warner’s senior unsecured long-term debt. Based on the debt rating as of December 18, 2017, borrowings under the Term Facility bear interest at a rate equal to LIBOR plus 1.25% per year.

The provisions of the Term Credit Agreement, including the representations, warranties, covenants and events of default, are substantially similar to the provisions of the Revolving Credit Agreement.

The Term Credit Agreement does not contain any credit ratings-based defaults or covenants or any ongoing covenants or representations specifically relating to a material adverse change in Time Warner’s financial condition or results of operations. Consistent with the Revolving Credit Agreement, the Term Credit Agreement contains a maximum consolidated leverage ratio covenant of 4.5 times the consolidated EBITDA of Time Warner. The obligations of Time Warner under the Term Credit Agreement are directly or indirectly guaranteed by HTW, TBS and HBO.

The foregoing description of the Term Facility does not purport to be complete and is qualified in its entirety by reference to the Term Credit Agreement.

Item 8.01.  Other Events.

As previously disclosed, Time Warner entered into an Agreement and Plan of Merger, dated as of October 22, 2016 (the “Merger Agreement”), among Time Warner, AT&T Inc., a Delaware corporation (“AT&T”), West Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AT&T (“Corporate Sub”), and West Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of AT&T (“Merger LLC”), and under the terms of the Merger Agreement, the “Termination Date” of the Merger Agreement has been extended to April 22, 2018.

On December 21, 2017, AT&T, Time Warner, Corporate Sub and Merger LLC entered into a limited waiver and agreement, pursuant to which AT&T and Time Warner each waived, until June 21, 2018, its right to terminate the Merger Agreement due to a failure to complete their merger contemplated thereunder by April 22, 2018.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report.

EXHIBIT INDEX

Exhibit	Description

4.1
Twelfth Supplemental Indenture, dated as of December 22, 2017, to the Indenture, dated as of January 15, 1993, among Historic TW Inc. (including in its capacity as successor to Time Warner Companies, Inc.), Time Warner Inc., Historic AOL LLC (formerly known as AOL LLC), Turner Broadcasting System, Inc., Home Box Office, Inc. and The Bank of New York Mellon, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President & Treasurer

Date:  December 22, 2017

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